Exhibit 10.5

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into as of this 17th day of September 2014, by and between UNILIFE CORPORATION (“Unilife”) and Ramin Mojdehbakhsh, Ph.D. (“Mojdeh”).

WHEREAS, Unilife and Mojdeh have entered into an employment agreement, dated as of July 1, 2012 (the “Agreement”), as amended by agreements dated September 12, 2013 and September 15, 2014, in connection with Mojdeh’s employment by Unilife; and

WHEREAS, Unilife and Mojdeh desire to amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the promises and covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.	The first sentence of Section 2(a) of the Agreement is deleted in its entirety and replaced with the following. Other than this first sentence of Section 2(a), Section 2(a) shall remain unchanged:

“Unilife will employ Mojdeh as President and Chief Operating Officer and Mojdeh agrees to serve in such capacity for Unilife with responsibility for Unilife’s operating functions and such other duties as are assigned to him by the Chief Executive Officer (“CEO”) of Unilife, and shall have vested in him the authority and duties typically held by an employee in such position.”

2.	The first sentence of Section 3(a) of the Agreement is deleted in its entirety and replaced with the following. Other than this second sentence of Section 3(a), Section 3(a) shall remain unchanged:

“Mojdeh shall be paid an annual base salary of Four Hundred Twenty Thousand Dollars ($420,000) payable in accordance with Unilife’s standard payroll practices.”

3.	The second sentence of Section 3(b) of the Agreement is deleted in its entirety and replaced with the following. Other than this second sentence of Section 3(b), Section 3(b) shall remain unchanged:

“Mojdeh’s annual target cash bonus shall be Eighty percent (80%) of his base salary.”

4.	Capitalized terms not defined herein shall have the meaning set forth in the Agreement. All other provisions of the Agreement not amended by this Amendment shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

UNILIFE CORPORATION:		Ramin Mojdehbakhsh, Ph.D.:

By:	/s/ Alan D. Shortall	/s/ Ramin Mojdehbakhsh
Alan D. Shortall
Chief Executive Officer